UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2024

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019

200 Powder Mill Road Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2024, International Flavors & Fragrances Inc. (the “Company”) announced that Ms. Margarita Paláu-Hernández will be appointed to the board of directors of the Company (the “Board”) to fill a vacancy, effective as of June 3, 2024. Ms. Paláu-Hernández will be named to the Board’s Audit Committee and Human Capital & Compensation Committee.

Ms. Paláu-Hernández, 67, is the Founder and Chief Executive Officer of Hernández Ventures since November 1988, a privately held enterprise involved in Spanish media, business and real estate ventures. In September of 2018, Ms. Paláu-Hernández was nominated to serve as a Representative of the United States of America to the Seventy-third Session of the General Assembly of the United Nations, with the personal Rank of Ambassador. Prior to founding Hernández Ventures, from 1985 to 1988, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black, Verleger & Shea where she focused on domestic and international business and real estate transactions. Ms. Paláu-Hernández currently serves as a director of Conduent Incorporated, a business services provider of digital platforms for companies and governments, and Apartment Income REIT Corp., a self-administered real estate investment trust.

Ms. Paláu-Hernández replaces Barry Bruno pursuant to the previously disclosed Cooperation Agreement between the Company and certain persons and entities collectively referred to as the Icahn Group dated February 1, 2023 (the “Agreement”), which provides for the nomination to the Board of a replacement director in the case of the resignation of an independent director subject to the Agreement, including Mr. Bruno, who will be an independent director that is mutually acceptable to the Board and the Icahn Group.

Other than the Cooperation Agreement, there is no arrangement or understanding between Ms. Paláu-Hernández and any other persons, pursuant to which Ms. Paláu-Hernández was appointed to serve on the Board. Additionally, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Paláu-Hernández had or will have a direct or indirect material interest since the beginning of IFF’s last fiscal year.

Ms. Paláu-Hernández will participate in the non-employee director compensation arrangements described in IFF’s 2023 Proxy Statement, which was filed with the Securities and Exchange Commission on March 21, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: May 30, 2024